Exhibit (s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Stellus Capital Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	Equity	Common Stock
	Equity	Preferred Stock
	Other	Subscription Rights
	Other	Warrants
	Debt	Debt Securities
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$300,000,000	—	$300,000,000	0.015310%	$45,930	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

Total Offering Amounts						$300,000,000		$45,930

Total Fees Previously Paid								$0

Total Fee Offset								$9,344.81

Net Fee Due								$36,585.19

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Stellus Capital Investment Corporation	N-2	333-265695	June 17, 2022		$9,344.81(2)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$100,807,034

Fee Offset Sources	Stellus Capital Investment Corporation	N-2	333-265695		June 17, 2022						$9,344.81

(1)      Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by Stellus Capital Investment Corporation (the “Registrant”) in connection with the sale of the securities registered under this Registration Statement.

(2)      The registrant previously registered equity securities (the “2022 Unsold Securities”) on a registration statement on Form N-2 (File No. 333-265695) (the “2022 Registration Statement”) filed with the Securities and Exchange Commission on June 17, 2022, which became effective on August 19, 2022. As of the date hereof, the maximum aggregate offering amount of the 2022 Unsold Securities is $100,807,034. In connection with the registration of the 2022 Unsold Securities, the registrant paid a registration fee of $9,344.81, which will be applied to the securities that will be offered pursuant to the prospectus included in the Registration Statement filed herewith. The registrant has terminated any offering that included the 2022 Unsold Securities under the 2025 Registration Statement.